                                                                    Exhibit 4.11

                        FORM OF STOCK WARRANT AGREEMENT
           _________________________________________________________



                              McKESSON CORPORATION



                                      and



                             ______________________
                                 As Warrant Agent



                             ______________________



                               WARRANT AGREEMENT


                         Dated as of ____________, ____


                             ______________________


           _________________________________________________________

                             TABLE OF CONTENTS(1)

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Parties......................................................................    1
Recitals.....................................................................    1

                                   ARTICLE I

                     ISSUANCE, EXECUTION AND AUTHENTICATION
                            OF WARRANT CERTIFICATES

Section 1.1   Issuance of Warrant Certificates...............................    1
Section 1.2   Form of Warrant Certificate....................................    1
Section 1.3   Execution and Authentication of Warrant Certificates...........    2
Section 1.4   Temporary Warrant Certificates.................................    3
Section 1.5   Payment of Taxes...............................................    3
Section 1.6   Definition of Holder...........................................    3

                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1   Warrant Price..................................................    3
Section 2.2   Duration of Warrants...........................................    4
Section 2.3   Exercise of Warrants...........................................    4
Section 2.4   Reservation of Shares..........................................    5

                                  ARTICLE III

                            OTHER TERMS OF WARRANTS

Section 3.1   Call of Warrants by the Corporation............................    5
Section 3.2   Adjustment of Exercise Price and Number
                   of Shares Purchasable or Number of Warrants...............    5

-----------------
       (1)  The Table of Contents is not a part of the Warrant Agreement.

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                                   ARTICLE IV

                      REGISTRATION, EXCHANGE, TRANSFER AND
                      SUBSTITUTION OF WARRANT CERTIFICATES

Section 4.1   Registration, Exchange and Transfer of Warrant Certificates....    9
Section 4.2   Mutilated, Destroyed, Lost or Stolen Warrant Certificates......   10
Section 4.3   Persons Deemed Owners..........................................   10
Section 4.4   Cancellation of Warrant Certificates...........................   11

                                   ARTICLE V

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

Section 5.1   No Rights as Stockholders Conferred by Warrants or Warrant
                   Certificates..............................................   11
Section 5.2   Holder of Warrant Certificate May Enforce Rights...............   11

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

Section 6.1   Warrant Agent..................................................   11
Section 6.2   Conditions of Warrant Agent's Obligations......................   12
Section 6.3   Resignation, Removal and Appointment of Successor..............   13

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.1   Consolidations and Mergers of the Corporation and Sales, Leases
                   and Conveyances Permitted Subject to Certain Conditions...   15
Section 7.2   Rights and Duties of Successor Corporation.....................   15
Section 7.3   Amendment......................................................   15
Section 7.4   Notices and Demands to the Corporation and Warrant Agent.......   16
Section 7.5   Notices to Warrant Holders.....................................   16
Section 7.6   Addresses......................................................   17
Section 7.7   Governing Law..................................................   17
Section 7.8   Delivery of Prospectus.........................................   17
Section 7.9   Obtaining of Governmental Approvals............................   17
Section 7.10  Persons Having Rights under Warrant Agreement..................   18


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Section 7.11  Headings.......................................................   18
Section 7.12  Counterparts...................................................   18
Section 7.13  Inspection of Agreement........................................   18

Exhibit A - Form of Warrant Certificate

          THIS WARRANT AGREEMENT, dated as of __________, ____, between McKesson Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation") and ____________, a [corporation] [national banking association] organized and existing under the laws of _____________, as Warrant Agent (herein called the "Warrant Agent").

          WHEREAS, the Corporation proposes to sell [If Offered Securities and
                                                     -------------------------
Warrants - [title of Offered Securities being offered] (the "Offered
--------
Securities") with] warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") each representing the right to purchase ____ shares of [name of security] (the "Stock") [describe terms of securities including liquidation preference in the case of preferred stock] [If common stock is
                                                        ------------------
issued -- The term "Stock" shall include the associated rights to purchase the
------
Series A Junior Participating Preferred Stock.]; and

          WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                     ISSUANCE, EXECUTION AND AUTHENTICATION
                            OF WARRANT CERTIFICATES

          Section 1.1  Issuance of Warrant Certificates.  [If Warrants alone --
                       --------------------------------    -----------------
Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered Securities and Warrants -- Warrant Certificates shall be [initially]
-----------------------------------
issued in units with the Offered Securities and shall [not] be separately transferable [before __________, ____ (the "Detachable Date")]. Each such unit shall consist of a Warrant Certificate or Certificates evidencing an aggregate of __________ Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Stock.

          Section 1.2  Form of Warrant Certificate.  The Warrant Certificates
                       ---------------------------
(including the Form(s) of Exercise [and Assignment] to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination.

          Section 1.3  Execution and Authentication of Warrant Certificates.
                       ----------------------------------------------------
The Warrant Certificates shall be executed on behalf of the Corporation by its President and Chief Executive Officer, one of its Vice Presidents (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President"), its Treasurer or its Controller, under its corporate seal reproduced thereon attested to by its Secretary or any Assistant Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

          Warrant Certificates may be executed by the Corporation and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Corporation, authenticate Warrant Certificates evidencing Warrants representing the right to purchase shares of Stock and shall deliver such Warrant Certificates to or upon the order of the Corporation. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or in substitution for one or more previously authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

          Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

          No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

          Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

          Section 1.4  Temporary Warrant Certificates.  Pending the preparation
                       ------------------------------
of definitive Warrant Certificates, the Corporation may execute, and upon the order of the Corporation the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, with the execution thereof by such officers conclusively evidencing such determination.

          If temporary Warrant Certificates are issued, the Corporation will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or _________], without charge to the Holder (as defined in Section 1.6 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Corporation shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

          Section 1.5  Payment of Taxes.  The Corporation will pay all stamp
                       ----------------
taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

          Section 1.6  Definition of Holder.  The term "Holder" as used herein
                       --------------------
shall mean [If Offered Securities and Warrants which are not immediately
            ------------------------------------------------------------
detachable -- prior to the Detachable Date, the registered owner of the Offered
----------
Security to which such Warrant Certificate was initially attached, and, after such Detachable Date,] the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1. [If Offered Securities and
                                                  -------------------------
Warrants which are not immediately detachable -- Prior to the Detachable Date,
---------------------------------------------
the Corporation will, or will cause the registrar of the Offered Securities to, make available to the Warrant Agent current information as to Holders of the Offered Securities.]

                                  ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

          Section 2.1  Warrant Price.  During the period set forth in Section
                       -------------
2.2, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to pur-chase from the Corporation one share of Stock at the exercise price of $_______. Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

          Section 2.2  Duration of Warrants.  Any Warrant evidenced by a Warrant
                       --------------------
Certificate may be exercised at any time, as specified herein, on or after [the date thereof] [________, ____] and at or before 5:00 p.m. New York City time on ________, ____ (the "Expiration Date"). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

          Section 2.3  Exercise of Warrants.  (a)  During the period specified
                       --------------------
in Section 2.2, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds,] of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Corporation maintained with it for such purpose and shall advise the Corporation by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Corporation in writing.

          (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Corporation of (i) the number of Warrants so exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the certificate or certificates representing shares of Stock to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Corporation shall reasonably require.

          (c) As soon as practicable after the exercise of any Warrants, the Corporation shall issue to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, a certificate or certificates representing the number of shares of Stock to which such Holder is entitled in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Corporation shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (d) The Corporation shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Stock; and in the event that any such transfer is involved, the Corporation shall not be required to issue or deliver any shares of Stock until such tax or other charge shall have been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

          Section 2.4  Reservation of Shares.  For the purpose of enabling it to
                       ---------------------
satisfy any obligation to issue shares of Stock upon exercise of Warrants, the Corporation will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Stock, the number of shares of Stock deliverable upon the exercise of all outstanding Warrants. In addition, so long as the Stock is listed on a stock exchange or is quoted on an interdealer quotation system, the Corporation will use its best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the Stock issuable upon the exercise of the Warrants on any such stock exchange or interdealer quotation system, as the case may be.

          The Corporation covenants that all shares of Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.

                                  ARTICLE III

                            OTHER TERMS OF WARRANTS

          Section 3.1  [Call of Warrants by the Corporation.  If Warrants issued
                        -----------------------------------   ------------------
hereunder are callable by the Corporation -- The Corporation shall have the
------------------------------------------
right to call and repurchase any or all Warrants on or after ________, ____
(the "Call Date") and upon the occurrence of [discuss events or circumstances under which Corporation may call the Warrants] (the "Call Terms") at a price of $ ________ per Warrant (the "Call Price"). Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in the manner provided in Section 7.5.]

          Section 3.2  Adjustment of Exercise Price and Number of Shares
                       -------------------------------------------------
Purchasable or Number of Warrants.  The Exercise Price, the number of shares of
---------------------------------
Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.2.

          (a) If the Corporation shall (i) pay a dividend in or make a distribution of shares of its capital stock, whether shares of Stock or shares of its capital stock of any other class, (ii) subdivide its outstanding shares of Stock, (iii) combine its outstanding shares of Preferred Stock into a smaller number of shares of Stock or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the number of shares of Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to immediately after the record date, if any, for such event.

          (b) If the Corporation shall issue rights, options or warrants to all holders of its outstanding Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Stock at a price per share that is lower than the market price per share of Stock (as defined in paragraph (e) below) at the record date mentioned below, the number of shares of Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Stock so offered would purchase at the market price per share of Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactive to immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted number of shares of Stock purchasable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the adjustments made in the foregoing formula had been based on the number of shares actually issued.

          (c) If the Corporation shall distribute to all holders of its shares of Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Stock theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current market price per share of Stock (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be (ii) the then current market price per share of Stock less the then fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of stockholders entitled to receive such distribution. If at the end of the period during which such rights, options or warrants or convertible or exchangeable securities are exercisable, not all rights, options or warrants or convertible or exchangeable securities shall have been exercised, the adjusted number of shares of Stock purchasable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the adjustments made in the foregoing formula had been based on the number of shares actually issued.

          (d) In the event of any capital reorganization or any reclassification of the Stock (except as provided in paragraphs (a) through (c) above), any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Stock to which he or she would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Corporation that he or she would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his or her Warrants had been exercised immediately prior thereto.

          (e) For the purpose of any computation under paragraphs (b) and (c) of this Section 3.02, the current or closing market price per share of Stock at any date shall be deemed to be the average of the daily closing prices for _____ consecutive trading days commencing __________ trading days before the date of such computation. The closing price for each day shall be [the last sale price] for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or if the Stock is not listed on the NYSE, then on the principal United States national securities exchange on which the Stock is listed or quoted. If the Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Stock shall be determined by the Board of Directors of the Corporation in good faith.

          (f) Whenever the number of shares of [NAME OF SECURITY] purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

          (g) The Corporation may elect, on or after the date of any adjustment required by paragraphs (a) through (d) of this Section 3.2, to adjust the number of Warrants in substitution for an adjustment in the number of shares of Stock purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Stock as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Corporation shall notify the holders of Warrants, in the same manner as provided in the first paragraph of Section 7.5, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (g) the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to paragraph (h), the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Section 1 (and which may bear, at the option of the Corporation, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

          (h) The Corporation shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to paragraph (g) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant on the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable (the "Valuation Date"). For purposes of this paragraph (h), the current market value of a Warrant shall be the aggregate closing market price on the Valuation Date (determined as set forth in paragraph (e)) of all shares of Stock issuable upon exercise of one Warrant plus the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of any other assets or securities purchasable upon exercise of one Warrant less the Exercise Price of one Warrant.

          (i) Notwithstanding any adjustment pursuant to Section 3.2 in the number of shares of Stock purchasable upon the exercise of a Warrant, the Corporation shall not be required to issue fractions of shares of Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Stock. For purposes of this paragraph (i), the current market value of a share of Stock shall be the closing market price (determined as set forth in paragraph (e)) of a share of Stock for the trading day immediately prior to the date of such exercise.

          (j) No adjustment in the number of shares of Stock purchasable upon exercise of the Warrant need be made unless the adjustment would require an increase or decrease of at least 0.5%. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Article III shall be made to the nearest 1/1000th of a share.

          (k) To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                                  ARTICLE IV

                      REGISTRATION, EXCHANGE, TRANSFER AND
                      SUBSTITUTION OF WARRANT CERTIFICATES

          Section 4.1  Registration, Exchange and Transfer of Warrant
                       ----------------------------------------------
Certificates.  The Warrant Agent shall keep, at its corporate trust office [and
------------
at _________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates.

          [If Offered Securities and Warrants which are immediately detachable -
           -------------------------------------------------------------------
- Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer or exchange of an Offered Security [on the register of the Offered Securities] shall operate also to transfer or exchange the Warrant Certificate or Certificates to which such Offered Security was initially attached. After the Detachable Date, upon] [If Offered Securities and Warrants which are immediately detachable or if
 -------------------------------------------------------------------------
Warrants alone -- Upon] surrender at the corporate trust office of the Warrant
--------------
Agent [or _________] of Warrant Certificates properly endorsed [or accompanied by appropriate instruments of transfer] and accompanied by written instructions for [transfer or] exchange, all in form satisfactory to the Corporation and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided that Warrant Certificates issued in exchange for [or upon transfer of] surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange [or transfer] of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange [or transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or transfer], the Corporation shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange [or transfer] which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or transfer] of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange [or transfer].

          Section 4.2  Mutilated, Destroyed, Lost or Stolen Warrant
                       --------------------------------------------
Certificates.  If any mutilated Warrant Certificate is surrendered to the
------------
Warrant Agent, the Corporation shall execute and an officer of the Warrant Agent shall manually authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Corporation and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request an officer of the Warrant Agent shall manually authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

          Section 4.3  Persons Deemed Owners.  [If Offered Securities and
                       ---------------------    -------------------------
Warrants which are not immediately detachable -- Prior to the Detachable Date,
---------------------------------------------
the Corporation, the Warrant Agent and all other persons may treat the owner of any Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date, and] Prior to due present-ment of a Warrant Certificate for registration of transfer, the Corporation, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

          Section 4.4  Cancellation of Warrant Certificates.  Any Warrant
                       ------------------------------------
Certificate surrendered for exchange[, transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Corporation, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Corporation may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Corporation may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of, as instructed by the Corporation, subject to applicable law.

                                   ARTICLE V

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

          Section 5.1  No Rights as Stockholders Conferred by Warrants or
                       --------------------------------------------------
Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby shall
--------------------
entitle the Holder thereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends (except in certain cases for adjustments as expressly provided in Article III hereof).

          Section 5.2  Holder of Warrant Certificate May Enforce Rights.
                       ------------------------------------------------
Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.

                                  ARTICLE VI

                          CONCERNING THE WARRANT AGENT

          Section 6.1  Warrant Agent.  The Corporation hereby appoints
                       -------------
____________ as Warrant Agent of the Corporation in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and ___________ hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

          Section 6.2  Conditions of Warrant Agent's Obligations.  The Warrant
                       -----------------------------------------
Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

          (a)  Compensation and Indemnification.  The Corporation agrees
               --------------------------------
promptly to pay the Warrant Agent the compensation to be agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Corporation also agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder. The obligations of the Corporation under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

          (b)  Agent for the Corporation.  In acting under this Warrant
               -------------------------
Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Corporation and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c)  Counsel.  The Warrant Agent may consult with counsel, which may
               -------
include counsel for the Corporation, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

          (d)  Documents.  The Warrant Agent shall be protected and shall incur
               ---------
no liability for or in respect of any action taken or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e)  Certain Transactions.  The Warrant Agent, any of its officers,
               --------------------
directors and employees, or any other agent of the Corporation, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities or other obligations of the Corporation as freely as if it were not such Warrant Agent, officer, director, employee or other agent.

          (f)  No Liability for Interest.  The Warrant Agent shall not be under
               -------------------------
any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates unless otherwise agreed to in writing by the Corporation and the Warrant Agent and except for the negligence of the Warrant Agent.

          (g)  No Liability for Invalidity.  The Warrant Agent shall not incur
               ---------------------------
any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

          (h)  No Responsibility for Representations.  The Warrant Agent shall
               -------------------------------------
not be responsible for any of the Recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentication thereon), all of which are made solely by the Corporation.

          (i)  No Implied Obligations.  The Warrant Agent shall be obligated to
               ----------------------
perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.4 hereof, to make any demand upon the Corporation.

          Section 6.3  Resignation, Removal and Appointment of Successor.  (a)
                       -------------------------------------------------
The Corporation agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Corporation of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Corpora-tion, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the date on which the Corporation expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Corporation of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to
Section 6.3(d).

          (c) In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 7.1  Consolidations and Mergers of the Corporation and Sales,
                       --------------------------------------------------------
Leases and Conveyances Permitted Subject to Certain Conditions.  The Corporation
--------------------------------------------------------------
may consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Corporation shall be the continuing corporation, or the corporation (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the corporation which acquired by purchase or conveyance all or substantially all of the assets of the Corporation shall expressly assume the obligations of the Corporation hereunder.

          Section 7.2  Rights and Duties of Successor Corporation.  In case of
                       ------------------------------------------
any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the shares of Stock issuable pursuant to the terms hereof.

          In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in Stock thereafter to be issued as may be appropriate.

          Section 7.3  Amendment.  This Agreement [If preferred stock is to be
                       ---------                   ---------------------------
issued upon exercise of the Warrants -- and the certificate of designations of
------------------------------------
such series of Stock (the "Certificate of Designations")] may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement [If preferred stock is to be
                                                   ---------------------------
issued upon exercise of the Warrants -- or the Certificate of Designations] as
------------------------------------
the Corporation may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement [If
                                                                      --
preferred stock is to be issued upon exercise of the Warrants -- or the
-------------------------------------------------------------
Certificate of Designations] or the Warrants that has a material adverse effect on the interests of Holders of any series of Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants of such series [If preferred stock is to be issued upon exercise of the Warrants --
        ----------------------------------------------------------------
(provided that if Stock has been issued, then the consent of holders of a majority of the then outstanding Warrants of such series and the Stock voting as a class shall instead be required)]. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Warrant

Price would be increased or the number of shares of Stock purchasable upon exercise of Warrants would be decreased. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

          Section 7.4  Notices and Demands to the Corporation and Warrant Agent.
                       --------------------------------------------------------
If the Warrant Agent shall receive any notice or demand addressed to the Corporation by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

          Section 7.5  Notices to Warrant Holders.  Upon any adjustment of the
                       --------------------------
number of shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 3.2, the Corporation within _______ calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Corporation (who may be the regular auditors of the Corporation) setting forth the Exercise Price and either the number of shares of Stock and other securities or assets purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment are made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the provisions of this Section 7.5.

          Pursuant to Sections 3.1 [add other sections as applicable], the Corporation shall cause written notice of such Call Price, Call Date and Call Terms [reference other items as applicable], as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered holders of the Warrant Certificates by first class mail, postage prepaid, at such holder's address appearing on the Warrant Register. In addition to the written notice referred to in the preceding sentence, the Corporation shall make a public announcement in a daily morning newspaper of general circulation in __________ of such Call Price, Call Date, and Call Terms [reference other items as applicable], as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.

          If:

          (a) the Corporation shall declare any dividend payable in any securities upon its shares of Stock or make any distribution (other than a cash dividend) to the holders of its shares of Stock; or

          (b) the Corporation shall offer to the holders of its shares of Stock any additional shares of Stock or securities convertible into shares of Stock or any right to subscribe thereto; or

          (c) there shall be a dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety);

then the Corporation shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in ___________________ of such event, such giving of notice and publication to be completed at least ________ calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 7.5 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

          Section 7.6  Addresses.  Any communications from the Corporation to
                       ---------
the Warrant Agent with respect to this Agreement shall be addressed to _______________, Attention: ________________, and any communications from the Warrant Agent to the Corporation with respect to this Agreement shall be addressed to McKesson Corporation, One Post Street, San Francisco, California
90071, Attention: [          ] (or such other address as shall be specified in
writing by the Warrant Agent or by the Corporation).

          SECTION 7.7  GOVERNING LAW.  THIS AGREEMENT AND EACH WARRANT
                       -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          Section 7.8  Delivery of Prospectus.  The Corporation will furnish to
                       ----------------------
the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Stock (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant Certificate, the Warrant Agent will deliver to the person designated to receive a certificate representing shares of Stock, prior to or concurrently with the delivery of such Securities, a Prospectus.

          Section 7.9  Obtaining of Governmental Approvals.  The Corporation
                       -----------------------------------
will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, to the extent required, the maintenance of the effectiveness of a registration statement in respect of the Stock under the Securities Act of 1933, as amended), which may be or become required in connection with exercise of the Warrant Certificates and the original issuance and delivery of the Stock.

          Section 7.10  Persons Having Rights Under Warrant Agreement.  Nothing
                        ---------------------------------------------
in this Agreement expressed or implied and nothing that may be inferred from any of the provisions herein is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Corporation and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

          Section 7.11  Headings.  The Article and Section headings herein and
                        --------
the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

          Section 7.12  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 7.13  Inspection of Agreement.  A copy of this Agreement shall
                        -----------------------
be available at all reasonable times at the principal corporate trust office of the Warrant Agent [and at ___________] for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection by it.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seal to be hereunto affixed and attested, all as of the day and year first above written.


                              McKESSON CORPORATION


                              By:
                                  -------------------------------------
                                    Name:
[SEAL]                              Title:

Attest


-----------------------------
[Assistant] Secretary


[SEAL] Attest:


-----------------------------
[Assistant] Secretary

                              [NAME OF WARRANT AGENT]


                              By:
                                  -------------------------------------
                                    Name:
                                    Title:


[SEAL]

Attest:


-----------------------------
[Assistant] Secretary

                                                                       EXHIBIT A


                         [FORM OF WARRANT CERTIFICATE]
                                     [Face]


Form of Legend if Offered Securities with       [Prior to ___________, this Warrant Certif-
-----------------------------------------       icate may be transferred or exchanged if
Warrants which are not immediately detach-      and only if the [Title of Security] to which
------------------------------------------      it was initially attached is so transferred or
able                                            exchanged.]
-----

Form of Legend if Warrants are not immedi-      [Prior to _________________, Warrants
------------------------------------------      evidenced by this Warrant Certificate can-
ately exercisable                               not be exercised.]
-----------------


               EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT
                           AGENT AS PROVIDED HEREIN

VOID AFTER THE CLOSE OF BUSINESS ON ____________, ____

                             McKESSON CORPORATION

                       Warrant Certificate representing
                             Warrants to purchase
                              [name of security]
                             as described herein.

                             --------------------

No.                                                          __________ Warrants

          This certifies that __________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time [after the close of business on _________, ____, and] on or before the close of business on ________, ____, one share of the [designation of [name of security]] ("Stock") of McKesson Corporation (the "Corporation"), on the following basis.* During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant

-------------------
* Complete and modify the following provisions as appropriate to reflect the terms of the Warrants.

Agreement (as defined below), to purchase from the Corporation one share of Stock at the exercise price of $ ________ (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds], the Exercise Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor, as warrant agent (the "Warrant Agent") [or at ________], the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

          The term "Holder" as used herein shall mean [If Offered Debt
                                                       ---------------
Securities with Warrants which are not immediately detachable -- prior to
-------------------------------------------------------------
________, ____ (the "Detachable Date"), the registered owner of the Corporation's [title of Offered Securities] to which such Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1 of the Warrant Agreement.

          Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ________, ____ (the "Warrant Agreement"), between the Corporation and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ________].

          [If Offered Securities with Warrants which are not immediately
           -------------------------------------------------------------
detachable--prior to ________, ____ (the "Detachable Date"), this Warrant
----------
Certificate may be exchanged or transferred only together with the [title of Offered Security] (the "Offered Security") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer of such Offered Security on the register of the Offered Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, this] [If Offered Debt Securities with
                                                -------------------------------
Warrants which are immediately detachable or Warrants alone--This] Warrant
-----------------------------------------------------------
Certificate and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent [or ________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

          [If Offered Securities with Warrants which are not immediately
           -------------------------------------------------------------
detachable--Except as provided in the immediately preceding paragraph, after]
----------
[If Offered Debt Securities with Warrants which are immediately detachable or
-----------------------------------------------------------------------------
Warrants alone-After] authentication by the Warrant Agent and prior to the
--------------
expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ______________________] for Warrant Certificates representing the same aggregate number of Warrants.

          This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Warrant Certificate shall not be valid obligatory for any purpose until authenticated by the Warrant Agent.

          IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated:  _______________


                                   McKESSON CORPORATION


                                   By:
                                       ___________________________________

Attest:


_____________________________
Certificate of Authentication


          This is one of the Warrant Certificates referred to in the within-mentioned Warrant Agreement.


_____________________________
     As Warrant Agent


By: _________________________
     Authorized Signature

                          [FORM OF WARRANT CERTIFICATE]
                                   [REVERSE]
                    (Instructions for Exercise of Warrants)


          To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by certified check or by bank wire transfer in immediately available funds], the Exercise Price in full for each of the Warrants exercised, to _________, Corporate Trust Department, ____________,
Attn: [or ____________], which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder.
In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.



                               [FORM OF EXERCISE]

                  (To be executed upon exercise of Warrants.)


          The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase ________ shares of the [designation of [name of security]] ("Stock") of McKesson Corporation and represents that he or she has tendered payment for such shares of Stock [in cash or by certified check official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds] to the order of McKesson Corporation, c/o Treasurer, in the amount of $________ in accordance with the terms hereof. The undersigned requests that said shares of Stock be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

          If said number of shares of Stock is less than all of the shares of Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
                         Name ___________________________
                                  (Please Print)

_________________________
(Insert Social Security
or Other Identifying
Number of Holder)

                         Address ________________________

                         ________________________________

                         ________________________________

                         Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

This Warrant may be exercised at the following addresses:

By hand at                    _______________________________

                              _______________________________

                              _______________________________

By mail at                    _______________________________

                              _______________________________

                              _______________________________

  (Instructions as to form and delivery of certificates representing shares of
                      Stock and/or Warrant Certificates):

                              [FORM OF ASSIGNMENT]

                          (TO BE EXECUTED TO TRANSFER
                            THE WARRANT CERTIFICATE)

          FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto


                                    ----------------------------------------
                                    Please print name and address
                                    (including zip code)
Please insert social security or
other identifying number


______________________


_________________________________________________________
the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________, Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:
                         ___________________________
                                 Signature

                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)]

Signature Guaranteed:


_________________________